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                                                                   EXHIBIT 10.28

                                    AGREEMENT

     This Agreement dated as of January 21, 2000 is entered into by and between Caminus LLC, a Delaware limited liability company (the "Company"), and GFI Two LLC (formerly, GFI Energy Ventures LLC) ("GFI").

     WHEREAS, the Company and GFI are each party to that certain Limited Liability Company Agreement dated as of May 12, 1998 (the "LLC Agreement");

     WHEREAS, pursuant to Section 6.5.2 of the LLC Agreement, GFI provides certain financial, strategic mergers and acquisition, tax and general administrative services to the Company in exchange for certain payments by the Company;

     WHEREAS, the Company is effecting a reorganization (the "Reorganization") pursuant to which the members of the Company will exchange their shares of membership interest in the Company for shares of common stock of a Delaware C-corporation (the "Surviving Corporation");

     WHEREAS, effective upon the closing of the Reorganization and pursuant to that certain Merger Agreement by and among the Company, the Surviving Corporation and a wholly-owned subsidiary of the Surviving Corporation, certain portions of the LLC Agreement, including Section 6.5.2 thereof, will be terminated; and

     WHEREAS, the Company and GFI desire to formally memorialize their mutual understanding with respect to the termination of Section 6.5.2 of the LLC Agreement and the payment in full by the Company of all amounts due thereunder to GFI for financial, tax and general administrative services provided by GFI to the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and GFI agree as follows:

     1. Effective upon the closing of the Reorganization, (i) the provisions of Section 6.5.2 of the LLC Agreement be and hereby are terminated and (ii) except as set forth in Section 2 below, the Company and GFI hereby waive their respective rights and hereby release each other from their respective obligations under Section 6.5.2 of the LLC Agreement.

     2. Notwithstanding the foregoing, (i) the Company shall continue to pay GFI a management fee, calculated in accordance with Section 6.5.2 of the LLC Agreement, for financial, tax and general administrative services provided by GFI through the Reorganization; and (ii) within three business days following the closing date of the

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initial public offering of common stock of the Surviving Corporation, the
Company shall pay to GFI an amount equal to $1,300,000 in consideration for termination of the provisions of Section 6.5.2 of the LLC Agreement.

     3. If the initial public offering does not close by February 15, 2000, this Agreement will automatically terminate and be of no force or effect proactively or retroactively and the Company and GFI will both be in such position as if this Agreement was never entered into.

     4. The existence, validity and construction of this Agreement shall be governed by the laws of the State of Delaware.

     5. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Amendment on the date first above written.

                                          CAMINUS LLC

                                          /s/ Mark A. Herman
                                          -----------------------------
                                          By:  Mark A. Herman
                                          Its: CFO

                                          GFI TWO LLC
                                          /s/ Lawrence D. Gilson
                                          ------------------------------
                                          By:  Lawrence D. Gilson
                                          Its: Chairman



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